UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2014

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver, British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, Mr. Thomas S.Q. Yip notified International Tower Hill Mines Ltd. (the “Company”) of his intention to resign as Chief Financial Officer of the Company to pursue other interests, effective December 31, 2014. Mr. Yip and the Company entered into a separation agreement on December 18, 2014 pursuant to which the Company will pay Mr. Yip a lump sum of $350,000 and will continue health coverage for Mr. Yip and his eligible dependents for up to 18 months in exchange for customary releases and covenants from Mr. Yip.

Mr. Yip will continue to provide consulting services to the Company to ensure financial oversight and continuity during a transition period. Pursuant to Mr. Yip’s separation agreement, the Company will pay Mr. Yip $15,000 per month for a term of up to six months for such services.

Item 7.01 Regulation FD Disclosure.

On December 18, 2014, the Company issued a press release announcing the resignation of Mr. Yip. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of the Company, dated December 18, 2014, regarding the resignation of Mr. Thomas S.Q. Yip.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: December 19, 2014	By:	/s/ Thomas Irwin
	Name:	Thomas Irwin
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company, dated December 18, 2014, regarding the resignation of Mr. Thomas S.Q. Yip.